EXHIBIT 99.1

SigmaTron International, Inc. Reports First Quarter Financial Results for Fiscal 2009

ELK GROVE VILLAGE, Ill., Sept. 9, 2008 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (Nasdaq:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal quarter ended July 31, 2008.

Revenues decreased to $38.5 million in first quarter fiscal 2009 from $39.8 million for the same quarter in the prior year. Net income decreased to $579,324 for the period ended July 31, 2008 compared to $826,984 for the same period in the prior year. Basic earnings per share and diluted earnings per share from operations for the quarter ended July 31, 2008, were both $0.15, compared to $0.22 and $0.21 respectively, for the same quarter in fiscal 2008.

Commenting on SigmaTron's first quarter fiscal 2009 results, Gary R. Fairhead, President and Chief Executive Officer, said, "Our first quarter revenue for fiscal 2009 was down slightly from the revenue in our first quarter of fiscal 2008. While our first quarter has historically been one of our softer quarters in terms of revenue, I believe the drop in revenue indicates the concern our customer base has regarding the economy. As the economy slows, inventory levels are a significant concern and I believe the lower revenues are reflective of our customers making a modest adjustment to their inventory levels for the balance of calendar 2008.

"During the quarter our operations reacted to the slowing revenue level with lay-offs at our Elk Grove Village, Illinois, Acuna, Mexico and Tijuana, Mexico operations. This allowed us to remain profitable for the quarter. On a positive note, our backlog has remained steady. Historically, revenue has started to ramp up in our second quarter. However, given the uncertainty regarding the economy, I expect the second quarter revenue ramp up to be slower and lower than in prior years.

"As I mentioned in our year-end press release, we are excited about the prospects for our new customers. Many of them are start-ups in industries that we believe offer significant growth opportunities. Two of them will launch pilot production runs during the second quarter with the others still working toward that objective.

"Pricing pressure remains constant from both our customers and vendors. Our operations continue to focus on productivity and headcount, and we hope to increase our capacity utilization as our new customer base ramps up production levels. For that reason and from our receipt of increasingly positive feedback from prospective customers regarding our global footprint and as to our reputation regarding our performance, we remain optimistic regarding what lies ahead."

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of long-lived assets impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the continued stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of the Company to manage its growth, including its expansion into China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release and the Company undertakes no obligation to update such statements in light of future events or otherwise.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                            Three Months  Three Months
                                                Ended         Ended
                                              July 31,      July 31,
                                                2008          2007
                                            ------------  ------------

 Net sales                                   $38,478,118   $39,843,813

 Cost of products sold                        33,828,920    34,627,152
                                            ------------  ------------

 Gross profit                                  4,649,198     5,216,661

 Selling and administrative expenses           3,192,503     3,217,370
                                            ------------  ------------

 Operating income                              1,456,695     1,999,291

 Other expense                                   478,792       723,195
                                            ------------  ------------

 Income from operations before income tax        977,903     1,276,096

 Income tax expense                              398,579       449,112
                                            ------------  ------------

 Net income                                     $579,324      $826,984
                                            ============  ============

 Net income per common share -  basic              $0.15         $0.22
                                            ============  ============

 Net income per common share -  assuming
  dilution                                         $0.15         $0.21
                                            ============  ============

 Weighted average number of common
  equivalent shares outstanding - assuming
  dilution                                     3,884,075     3,889,274
                                            ============  ============

 CONDENSED CONSOLIDATED BALANCE SHEETS

                                              July 31,      April 30,
                                                2008          2008
                                            ------------  ------------

 Assets
 ------

 Current assets                              $71,815,150   $75,259,346

 Machinery and equipment-net                  28,602,192    29,354,623

 Intangible assets                               852,949       958,069
 Other assets                                  1,019,710     1,034,155
                                            ------------- ------------

 Total assets                               $102,290,001  $106,606,193
                                            ============  ============

 Liabilities and shareholders' equity
 ------------------------------------

 Current liabilities                         $24,354,804   $28,081,401

 Long-term obligations                        33,927,760    35,109,833

 Stockholders' equity                         44,007,437    43,414,959
                                            ------------  ------------

 Total liabilities and stockholders'
  equity                                    $102,290,001  $106,606,193
                                            ============  ============

CONTACT:  SigmaTron International, Inc.
          Linda K. Frauendorfer
          1-800-700-9095